                                                                   Exhibit 10.21

                             TAX SHARING AGREEMENT
                             ---------------------

     THIS AGREEMENT made as of October 1, 1988 by and between ENERGYNORTH, INC., a New Hampshire corporation (EnergyNorth); ENERGYNORTH NATURAL GAS, INC., a New Hampshire Corporation (ENGI); CONCORD GAS SERVICE, (a subsidiary of ENGI), a New Hampshire corporation (Concord Service); ENERGYNORTH PROPANE, INC., a New Hampshire corporation (Propane); and ENERGYNORTH REALTY, INC., a New Hampshire corporation (Realty).

                         W I T N E S S E T H  T H A T:
                         - - - - - - - - - -  - - - -

     WHEREAS, the term "AFFILIATES" as used herein shall be deemed to refer to ENGI, Concord Service, Propane, Realty together with any other corporation which becomes a subsidiary of EnergyNorth, the term 'CONSOLIDATED AFFILIATES" shall be deemed to refer to the AFFILIATES together with EnergyNorth, and the CONSOLIDATED AFFILIATES as a collective tax paying unit is sometimes referred to as the "GROUP"; and

     WHEREAS, EnergyNorth owns at least 80 percent of the issued and outstanding shares of each class of voting common stock of ENGI, Realty and Propane; and Concord Service is a wholly-owned subsidiary of ENGI: each of the CONSOLIDATED AFFILIATES is a member of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which EnergyNorth is the common parent corporation; and EnergyNorth proposes to include each of the

AFFILIATES in filing a consolidated Federal income tax return for the fiscal year ending September 30, 1989, and thereafter.

     NOW, THEREFORE, EnergyNorth and the AFFILIATES agree as follows:

     1.   Consolidated Return Election.  If at any time and from time to time
          ----------------------------
EnergyNorth so elects, each of the AFFILIATES will join in the filing of a consolidated Federal income tax return for the fiscal year ending September 30, 1989 and for any subsequent period for which the Group is required or permitted to file such a return. EnergyNorth agrees to file such consents, elections and other documents and to take such other action as may be necessary or appropriate to carry out the purposes of this Section 1. Any period for which any of the AFFILIATES is included in a consolidated Federal income tax return filed by EnergyNorth is referred to in this Agreement as a "Consolidated Return Year".


     2.   Affiliates' Liability to EnergyNorth for Consolidated Return Year.
          ------------------------------------------------------------------
Within 90 days after the filing of each consolidated return by EnergyNorth, each of the AFFILIATES included therein shall pay to EnergyNorth the amount, if any, of the Federal income tax for which the AFFILIATE would have been liable for that year, computed in accordance with Treasury Regulations, Section 1.1552-1(a)
(2) (ii) as though that AFFILIATE had filed a separate return for such year, giving effect to any net operating loss carryovers, capital loss carryovers, investment tax credit carryovers, foreign tax credit carryovers, capital loss carryovers or other similar items, incurred by that AFFILIATE for any period ending on or before the date of this Agreement.

     The foregoing allocation of Federal Income tax liability is being made in accordance with Treasury Regulations, Sections 1.1552-1(a) (2) and 1.1502-33(d)
(2) (ii), and no amount shall be allocated to any CONSOLIDATED AFFILIATE in excess of the amount permitted under Treasury Regulations, Section 1.1502-33(d)
(2) (ii). Accordingly, after taking into account the allocable portion of the Group's Federal income tax liability, no amount shall be allocated to any CONSOLIDATED AFFILIATE in excess of the amount permitted in accordance with Treasury Regulations, Section 1.1502-33(d) (2) (ii) (b).

     3.   Affiliate's Liability to EnergyNorth for Estimated Tax Payments.
          ---------------------------------------------------------------
Within 90 days following the payment by EnergyNorth of any estimated taxes on behalf of any affiliate the affiliate will pay to EnergyNorth the amount of any such estimated tax payment. The computation of such payment shall be consistent with the formula set out in Section 2, above, and the liability of each affiliate to EnergyNorth for consolidated return payments will be adjusted to reflect all estimated payments made by or on behalf of any member of the CONSOLIDATED AFFILIATES.

     4.   EnergyNorth's Liability to Each Affiliate for Consolidated Return
          -----------------------------------------------------------------
Year.  If for any Consolidated Return Year, any AFFILIATE included in the
- ----
consolidated return filed by EnergyNorth for such year has available a net operating loss, capital loss, foreign tax credit, investment tax credit or similar item (computed by taking into account carryovers of such items from periods ending on or before the date of this agreement) that reduces the consolidated tax liability of the Group below the amount that would have been payable if that AFFILIATE did not have such item available, EnergyNorth shall pay the amount of the reduction attributable to such AFFILIATE within 90 days after the filing of the consolidated return for such year.

     The amount of such reduction shall be equal to a portion of the excess of
(i) the total of the separate return tax liabilities of each of the CONSOLIDATED AFFILIATES computed in accordance with Section 2 of this Agreement, over (ii) the Federal income tax liability of the Group for the year. The portion of such reduction attributable to an AFFILIATE shall be computed by multiplying the total reduction by a fraction, the numerator of which is the value of the tax benefits contributed by the AFFILIATE to the Group and the denominator of which is the value of the total value of such benefits contributed by all CONSOLIDATED AFFILIATES during the year.

     For purposes of the foregoing paragraph a deduction or credit generated by a CONSOLIDATED AFFILIATE which is in excess of the amount required to eliminate its separate tax return liability but which is utilized in the computation of the Federal income tax liability of the Group shall be deemed to be a tax benefit contributed by the CONSOLIDATED AFFILIATE to the Group. The value of a deduction which constitutes such a benefit shall be determined by applying the then current corporate income tax rate to the amount of deduction. The value of a credit that constitutes such a benefit shall be the tax saving. The value of capital losses used to offset capital gains shall be computed at the then current tax rate applicable to capital gains for corporations.

     5.   Affiliates' Liability for Separate Return Years.  If any of the
          ------------------------------------------------
AFFILIATES leaves the Group and files separate Federal income tax returns, it shall pay to EnergyNorth within 120 days of the end of each of the first five taxable years for which it files such returns, the excess, if any, of (a) the Federal income tax that such AFFILIATE would have paid for such year (on separate return basis giving effect to its net operating loss carryovers) if it never had been a member of the Group, over (b) the amount of Federal income tax such AFFILIATE has actually paid or will actually pay for such years.

     6.   Tax Adjustments.  In the event of any adjustments to the tax returns
          ------------------
of any of the CONSOLIDATED AFFILIATES as filed (by reason of an amended return, a claim for refund or an audit by the Internal Revenue Service), the liability, if any, of each of the AFFILIATES under Sections 2, 3, 4 and 5 shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability, and payments between EnergyNorth and the appropriate AFFILIATES shall be made within 120 days after any such payments are made or refunds are received, or, in the case of contested proceedings, within 120 days after a final determination of the contested proceedings. Interest and penalties, if any, attributable to such an adjustment shall be paid by each AFFILIATE to EnergyNorth in proportion to the increase in such AFFILIATE'S separate return tax liability computed under Section 2 of this Agreement that it is required to be paid to EnergyNorth.

     7.   Subsidiaries of Affiliates.  If at any time, any of the AFFILIATES
          ---------------------------
acquires or creates one or more subsidiary corporations that are includable corporations of the Group, they shall be subject to this agreement and all references to the AFFILIATES herein shall be interpreted to include such subsidiaries as a group.

     8.   Successors.  This Agreement shall be binding on and inure to the
          -----------
benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto

(including but not limited to any successor of EnergyNorth or any of the AFFILIATES succeeding to the tax attributes of such corporation under Section 381 of the Code) to the same extent as if such successor had been an original party to this Agreement.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have set their hands this 4th day of August 1989.

                                ENERGYNORTH, INC.

                                By: /s/ N. George Mattaini
                                Title: President and CEO

                                ENERGYNORTH NATURAL GAS, INC.

                                By: /s/ Michael J. Mancini, Jr.
                                Title: Senior Vice President

                                CONCORD GAS SERVICE CORPORATION

                                By: /s/ Michael J. Mancini, Jr.
                                Title: Senior Vice President

                                ENERGYNORTH PROPANE, INC.

                                By: /s/ Richard P. Demers
                                Title: President

                                ENERGYNORTH REALTY, INC.

                                By: /s/ Michael J. Mancini
                                Title: Senior Vice President